Exhibit 99.1

Form 4 (continued)

NAME AND ADDRESS OF REPORTING PERSON

                               Robert A. Bergmann
                       c/o Centre Partners Management LLC
                        30 Rockefeller Plaza, Suite 5050
                            New York, New York 10020


ISSUER NAME AND TICKER SYMBOL

                               Salton, Inc. (SFP)

EXPLANATION OF RESPONSES:

(2) Includes shares of Series A Voting Convertible Preferred Stock held by Centre Partners Coinvestment, L.P. ("Centre Coinvestment"), Centre Parallel Management Partners, L.P. ("Centre Parallel"), Centre Capital Investors II, L.P. ("CCI II"), Centre Capital Offshore Investors II, L.P. ("Centre Offshore"), Centre Capital Tax-Exempt Investors II, L.P. ("Centre Tax-Exempt") and in a separate account of State Board of Administration of Florida. Mr. Bergmann is a member of Centre Partners II, LLC, which is the general partner of Centre Coinvestment and Centre Parallel and the general partner of the general partner of CCI II, Centre Offshore and Centre Tax-Exempt. Centre Parallel has management authority with respect to State Board of Administration of Florida.

         The entities referred to above directly own the following numbers of shares of Series A Voting Convertible Preferred Stock:

                                                          Series A Voting Convertible Preferred Stock
                                                          -------------------------------------------
Centre Partners Coinvestment, L.P.                                             529
Centre Parallel Management Partners, L.P.                                       47
Centre Capital Investors II, L.P.                                            3,078
Centre Capital Offshore Investors II, L.P.                                     670
Centre Capital Tax-Exempt Investors II, L.P.                                 1,002
State Board of Administration of Florida                                     4,674


         Mr. Bergmann disclaims any beneficial ownership of the shares of Series A Voting Convertible Preferred Stock referred to above except to the extent of any pecuniary interest therein.